Exhibit 99.1

FOR IMMEDIATE RELEASE
MEDIA CONTACT:   LAURA SOLL, PUBLIC RELATIONS (860) 688-4499 or (860) 833-4466 cell

(updated and corrected) Rockville Financial, Inc. Welcomes New Leaders,
Promotes Current Executives, and Announces Executive Team

ROCKVILLE, CONN., July 19, 2011– William (Bill) H. W. Crawford, IV, President and Chief Executive Officer (CEO) of Rockville Financial, Inc. (the “Company”) (NASDAQ Global Select Stock Market: “RCKB”), the holding company for Rockville Bank (the “Bank”) today announced the hiring of three new executives and promoted two Rockville Bank officers to Executive Vice Presidents. Joining Rockville are Marino Santarelli as Executive Vice President and Chief Operating Officer (COO), Scott Bechtle as Executive Vice President and Chief Risk Officer, and Stanley (Steve) Koniecki as Senior Vice President, IT and Operations Officer. Crawford has promoted John T. Lund, Chief Financial Officer and Treasurer to Executive Vice President, and Mark A. Kucia, Commercial Banking Executive to Executive Vice President.

The five individuals complete Crawford’s newly reorganized Executive Team that also includes the following who will continue in their current roles: Richard J. Trachimowicz, Executive Vice President, Head of Human Capital and Organizational Development; Richard C. DiChiara, Senior Vice President, Retail Banking Officer; Jeffrey Lipes, Senior Vice President, Rockville Bank Mortgage, Inc.; Laurie A. Rosner, Senior Vice President, Marketing Officer; and Robert S. Ciraco, Vice President, Consumer Lending Officer.

“We are pleased to have such a quality team of leaders on board,” stated Bank President and CEO Bill Crawford. “Marino, Scott and Steve are talented and experienced bankers and I am excited they have joined our Rockville family. I congratulate John and Mark for their deserving promotions as we move Rockville forward. Rockville is now well positioned to prudently deploy recently raised capital, manage risk, and thoughtfully expand market share,” said Crawford. “As we grow, we will continue to focus on being Connecticut’s Best Community Bank by providing caring customer service to the many communities we serve while building shareholder value.”

The new and promoted Rockville leaders are:

• Marino Santarelli, 59, the new COO is a 38-year veteran of the banking industry. He spent the first 21 years of his career with community bank United Penn Bank (33 branches, $1.5 billion in assets) in the Wilkes-Barre/Scranton, Penn., region in various executive roles including Head of Community Banking. For the past 17 years, he worked for Wells Fargo and its predecessor banks, with business banking, commercial, and consumer regional executive assignments throughout the Mid-Atlantic States and the Northeast, including the bank's Connecticut business banking operation. For example, he has lead large teams at Wachovia including 87 branches with 900 retail employees near Philadelphia and a Wachovia business banking team stretching from Greater Washington, D.C. to Philadelphia, Penn.

Santarelli has been active in community and civic organizations, including the Board of the Pennsylvania Chamber of Commerce and a Trustee of Wilkes University. Most recently, he was the Wells Fargo, Senior Vice President and Market Executive for South Hampton Roads, where he was awarded "2010 Volunteer of the Year" by the Hampton Roads Chamber of Commerce. Santarelli worked with Crawford at Wachovia/Wells Fargo from 2007 to 2010 in Virginia. The following lines of business will report to Santarelli: Retail/Business Banking; Consumer Lending; Rockville Bank Mortgage, Inc.; Rockville Financial Services; Training; and certain project teams.

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• Scott Bechtle, 60, the new Chief Risk Officer – a newly created role for the Bank – will oversee all risk management activities including: credit policy, asset quality, loan review, compliance, enterprise risk management, and he will serve as lead regulatory liaison. Bechtle has 29 years in credit administration, regulatory, and risk management experience. Most of his career was spent with Barnett Banks, N.A. (now Bank of America), and SouthTrust Bank, N.A. (now Wells Fargo) in Florida in senior risk management executive roles at the EVP and SVP levels. He was also a Chief Examiner with the State of Florida Insurance Department. Crawford and Bechtle worked together from 2002 to 2005 at SouthTrust Bank, N.A. in Florida. Most recently, Bechtle served as Credit Administration Executive for de novo Florida Shores Bank in Florida.

• Steve Koniecki, 56, will oversee the Bank’s Information Technology and Operations Department as the Senior Vice President IT and Operations Officer. A 30-year information technology/operations specialist, Koniecki formerly was Vice President of Information Systems at Space Coast Credit Union in Florida where he successfully led a team of 30+ IT resources through the successful systems integration and conversion of the largest natural person credit union merger in U.S. history resulting in the combination of two $1.5 billion credit unions to help create the $3.1 billion Space Coast Credit Union of more than 63 branch offices and 145 ATM’s. Koniecki is originally from Windsor, Conn. and was an executive with Westbank near Springfield, Mass. for eight years where he was responsible for the Operations Division, Information Technology, Deposit Services and the Reconcilement/Remittance process, before it was acquired by NewAlliance Bank. Prior to this, he was the Senior Vice President of IT and Operations at First International Bancorp in Hartford, Conn. where he was responsible for the Operations Division, Information Technology, Deposit Services and the Reconcilement/Remittance process from 1989 to 1998.

• Mark A. Kucia, 47, Senior Vice President, Commercial Banking Executive, has been promoted to Executive Vice President. Kucia has more than 24 years of corporate and commercial banking experience in Connecticut, Massachusetts, and New York. He will continue in his role of leading commercial banking for Rockville which he has done since 2007. He joined Rockville Bank in October 2005 from Liberty Bank, where he was the Vice President and Senior Commercial Real Estate Lender, in order to start a regional commercial real estate program for the Bank. Prior to that, he worked at Mechanics Savings Bank in Hartford, Conn., and BayBank in Springfield, Mass, in a variety of roles covering all aspects of commercial banking. Kucia began his career at National Westminster, PLC, in New York City on a team lending to Fortune 500 companies. He has been a key driver of Rockville’s commercial banking success since joining the Bank.

• John Lund, 41, Chief Financial Officer and Treasurer, has been promoted to Executive Vice President. Prior to joining Rockville Bank, Lund had served as a Bank Examiner and Capital Markets Specialist with the Federal Deposit Insurance Corporation (FDIC), out of the Hartford, Conn. office for 15 years. He has been in more than 200 different large and small banks during his career as an examiner. Lund led the Bank’s recent “second step” conversion to a fully public company in the first quarter of 2011.

“The first job of any new CEO is to make sure you are surrounded by the best team you can possibly assemble,” explained Crawford. “When I think about this seasoned executive team, and all of our employees, I am very excited about Rockville’s future. This is a company with a 153 year history of unwavering service to customers and communities. With my Rockville teammates, I look forward to executing our mission to be Connecticut’s best community bank.”

Rockville Bank is a 21½-branch community bank serving Tolland, Hartford, and New London counties in Connecticut. It provides a convenient banking lifestyle for Colchester, Coventry, East Windsor, Ellington, Enfield, Glastonbury, Manchester, Rockville, Somers, South Glastonbury, South Windsor, Suffield, Vernon, seven days a week in Tolland, and three Big Y supermarket locations. A New Haven County Commercial Banking Office will be located in Hamden, Conn. to provide an array of commercial products and services for businesses located in New Haven County and surrounding areas.  For more information about Rockville Bank’s services and products, call (860) 291-3600 or visit www.rockvillebank.com.

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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